Exhibit 99.1

Press Release #202003	FOR IMMEDIATE RELEASE	February 26, 2020

Enertopia Appoints Clean Energy Veteran Mark Snyder to the Technological Advisory Board

Kelowna, BC-Enertopia Corporation (ENRT) on the OTC (the "Company" or "Enertopia"),  an exploration and development company focused on employing modern technology to be able to produce battery-grade lithium carbonate from the company's lithium project in Clayton Valley, Nevada, the Company is pleased to announce the appointment of Mark Snyder to the Technological Advisory Board.

Mr. Snyder has been active in the Clean Energy space for over 40 years with experience covering a wide range of activities across multiple clean energy industries. His expertise in new tech, process development, management of feasibility studies, engineering & management of construction, and operation of projects will be a great addition to the Enertopia Technological Advisory Board.

"Enertopia is extremely pleased to have Mark Snyder join our team.  Mr. Snyder has over 40 years worth of  experience in the Green/Cleantech space, which will be invaluable to Enertopia as we move forward not only on our current Lithium project, but also as we review potential acquisition targets or JV's in the burgeoning field of off-grid & micro-grid storage systems.  Mr. Snyders experience in Solar PV/ Solar Heating/ Water Purification, alongside his unique knowledge of Lithium and Lead acid battery storage is an invaluable addition to the growing Enertopia team."  Stated President and CEO of Enertopia, Robert McAllister.

"This is indeed an exciting time for Enertopia and I look forward to being a part of the team using my skill sets, such as Solar PV , Water Purification, Battery Storage, Battery Management ,Battery Recycling, New Advanced Battery Technology  expertise in working with Enertopia in the clean energy sectors as our collective goal." Stated Mr. Snyder

Additionally, Mr. Snyder has been granted 2,000,000 options with an exercise price of $0.02 per option with a term of two years in connection with his engagement.

About Enertopia:

A Company focused on using modern technology for extracting lithium and verifying or sourcing other intellectual property in the EV and green technologies to build shareholder value.

Enertopia shares are quoted in the United States under the ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release